Exhibit 10.12 (ii)

2010 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

Unless otherwise defined herein, the terms defined in the InVivo Therapeutics Holdings Corp. (the “Company”) 2010 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Notice of Stock Option Award and the attached Stock Option Award Agreement (together, the “Award Agreement”).

(the “Participant”)

The undersigned Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant		Total Exercise Price	$
Exercise Price per Share	$	Type of Option	☐ Incentive Stock Option ☒ Nonstatutory Stock Option
Total Number of Shares Granted		Expiration Date

Vesting Schedule: So long as Participant is an employee, consultant or director of the Company as of the applicable vesting determination date, the Shares will vest and become exercisable as follows:

Vesting Date	Shares Vesting	Total Vested as of Vesting Date

Stock Option Award Agreement	Page 1

Acceleration: Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Plan), the Shares which would have vested in each vesting installment remaining under this Option will vest and become exercisable immediately unless this Option has otherwise expired or been terminated pursuant to its terms or the terms of the Plan.

Stock Option Award Agreement	Page 2

STOCK OPTION

AWARD AGREEMENT

1.	Grant of Option. The Board hereby grants to the Participant named in the Notice of Stock Option Award an option (the “Option”) to purchase the Total Number of Shares Granted (the “Shares”) set forth in the Notice of Stock Option Award, at the Exercise Price per Share set forth in the Notice of Stock Option Award (the “Exercise Price”), subject to the terms and conditions of the InVivo Therapeutics Holdings Corp. 2010 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference. The grant of this Option is subject to and conditioned upon the Participant’s execution and delivery to the Company on the date hereof of an Invention and Non-Disclosure Agreement in the form attached hereto as Schedule I. In the event of a conflict between the terms and conditions of the Plan and this Stock Option Award Agreement, the terms and conditions of the Plan shall prevail.

This Option is intended to be a Nonstatutory Stock Option.

2.	Exercise of Option.

i.	Right to Exercise. Except as provided elsewhere in this Award Agreement, including, but not limited to, Section 3, this Option shall be exercisable until the Expiration Date as to the Total Number of Shares Granted which have vested in accordance with the Vesting Schedule set out in the Notice of Stock Option Award and with the applicable provisions of the Plan and this Award Agreement. Notwithstanding anything to the contrary, this Option shall not be exercised or exercisable until the later of (i) the date on which the requisition stockholder approval of the Plan has been obtained; and (ii) the date on which an effective registration statement on Form S-8 (or a successor form of registration statement) has been filed with the Securities and Exchange Commission.

ii.	Method of Exercise.

(a) Generally. This Option shall be exercisable by delivery of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”) which shall state: (w) the election to exercise the Option; (x) the number of vested Shares with respect to which the Option is being exercised (the “Exercised Shares”); (y) the Participant’s agreement to become a party (as specified by the Company) to any agreements to which the Company and its stockholders generally are a party which contain voting agreements, rights of first refusal, “co-sale” rights, “drag-along” rights and/or similar rights (the “Company Agreements”) with respect to Exercised Shares; and (z) such representations and agreements contained in the Exercise Notice. Subject to the provisions of Section 2(ii)(b) below; (I) the Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares; (II) this Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price.

Stock Option Award Agreement	Page 3

(b) Net Issue Exercise. The Participant may exercise this Option as to the Exercised Shares but, instead, elect to receive a number of Shares (in lieu of the Exercised Shares and in lieu of paying the aggregate Exercise Price to the Company for the Exercised Shares as required by Section 2(ii)(a) above) determined by the following formula:

X=Y(A-B)
A

Where X = the number of Shares to be issued to the Participant.

Y = the number of Exercised Shares.

A = the Fair Market Value (as defined in the Plan) of one Share (at the date of such calculation).

B = the Exercise Price (as adjusted to the date of such calculation).

(c) Compliance with Laws. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which the Option is properly exercised with respect to such Shares in accordance with the terms of the Award Agreement.

3.

Termination. The Option shall be exercisable for three months after the Participant ceases to be an employee, consultant or director of the Company; provided however, that if Participant’s relationship with the Company is terminated by the Company for Cause, the Option shall terminate immediately. Upon Participant’s death or disability (as defined in Code Section 22(e)(3)), this Option may be exercised for twelve (12) months after Participant ceases to be an employee, consultant or director of the Company. In no event may Participant exercise this Option after the Expiration Date. For purposes of this Section 3, “Cause” shall be defined as follows: (i) if the Participant has executed an offer letter or an agreement with the Company in which “cause” is defined, then the definition of “cause” contained therein shall govern, or (ii) conduct, as determined by the Board, involving one or more of the following: (a) gross misconduct or inadequate performance by the Participant which is injurious to the Company; or (b) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; or (c) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any noncompetition or nonsolicitation covenant or assignment of inventions obligation with the Company; or (d) the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; or (e) the indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall

Stock Option Award Agreement	Page 4

adversely affect the Participant’s ability to perform such obligations; or (f) the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or (g) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause. Notwithstanding the foregoing, if the Participant, prior to the Expiration Date, violates the non-competition, non-solicitation or confidentiality provisions of any employment contract, consulting agreement, advisory agreement, non-competition agreement, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise the Option shall terminate immediately. In making such determination, the Board shall act fairly and in utmost good faith. The Board may in its discretion waive or modify the provisions of this Section 3 with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section 3.

4.	Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law.

5.	Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement shall be binding upon the executors, heirs, successors and assigns of the Participant.

6.	Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, but not limited to, those contained in any consulting agreement, employment agreement or offer letter), and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Nevada.

7.	No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT, DIRECTORSHIP, OFFICERSHIP OR ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

8.	Compliance With Section 409A. No Award issued under the Plan (including this Award) shall provide for deferral of compensation that does not comply with Section 409A,

Stock Option Award Agreement	Page 5

unless the Board or Committee (as applicable), at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. The Company shall have no liability to the Participant, or any other party if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

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Stock Option Award Agreement	Page 6

Participant acknowledges receipt of a copy of the Plan and this Award Agreement and represents that Participant understands all provisions of the Plan and the Award Agreement, and hereby accepts the Option subject to all of the terms and provisions thereof and hereof. Participant has reviewed the Plan and this Award Agreement in their entirety and has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice of Stock Option Award.

PARTICIPANT	COMPANY

INVIVO THERAPEUTICS HOLDINGS CORP.

By:
Name:
Title:

Stock Option Award Agreement	Signature Page

EXHIBIT A

2010 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

InVivo Therapeutics Holdings Corp.

One Broadway, 14th Floor

Cambridge, Massachusetts

Attention: Chief Executive Officer

1.	Exercise of Option. Effective as of today, , 201 , the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase shares of the Common Stock (the “Shares”) of InVivo Therapeutics Holdings Corp., (the “Company”) under and pursuant to the 2010 Equity Incentive Plan (the “Plan”) and the Notice of Stock Option Award and Stock Option Award Agreement dated , 201 (collectively, the “Award Agreement”).

2.	Delivery of Payment.

(a) [LEAVE BLANK IF USING SECTION 2(b) BELOW] The Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Award Agreement.             (Initial here if the undersigned elects this alternative),

(b) [LEAVE BLANK IF USING SECTION 2(a) ABOVE] In lieu of exercising Participant’s Option for check, the undersigned hereby elects to effect the net issuance provision of Section 2(ii)(b) of the Award Agreement which accompanies this Notice of Exercise and receive             shares of Company Common Stock pursuant to the terms of the Award Agreement.             (Initial here if the undersigned elects this alternative).

3.	Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4.	Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Participant as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

5.	Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

Stock Option Award Agreement	Exhibit A

6.	Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, successors and assigns.

7.	Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Board which shall review such dispute at its next properly called meeting. The resolution of such a dispute by the Board shall be final and binding on all parties.

8.	Governing Law; Severability. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Nevada.

9.	Compliance With Section 409A. No Award issued under the Plan shall provide for deferral of compensation that does not comply with Section 409A, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. The Company shall have no liability to a Participant, or any other party if an Award that is intended to be exempt from or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board or the Committee (as applicable).

10.	Entire Agreement. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan, and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

[Signatures appear on next page]

Stock Option Award Agreement	Exhibit A

Submitted by:	Accepted by:

PARTICIPANT	INVIVO THERAPEUTICS HOLDINGS CORP.

By
Name:
Title:

Address:	Date Received:

Stock Option Award Agreement	Exhibit A

SCHEDULE I

INVENTION AND NON-DISCLOSURE AGREEMENT

This Agreement is made by and between InVivo Therapeutics Holdings Corp., a Nevada corporation (hereinafter referred to collectively with its subsidiaries as the “Company”), and                                          (the “Employee”).

In consideration of the promotion of the Employee on or about the date hereof, the Company and the Employee agree as follows:

1.	Condition of Employment.

The Employee acknowledges that his promotion is contingent upon his/her agreement to sign and adhere to the provisions of this Agreement. The Employee further acknowledges that the nature of the Company’s business is such that protection of its proprietary and confidential information is critical to the business’ survival and success.

2.	Proprietary and Confidential Information.

(a) The Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include discoveries, inventions, products, product improvements, product enhancements, processes, methods, techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), personnel data, computer programs (including software used pursuant to a license agreement), customer, prospect and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee. While employed by the Company, the Employee will use the Employee’s best efforts to prevent unauthorized publication or disclosure of any of the Company’s Proprietary Information.

(b) The Employee agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible or intangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be

Stock Option Award Agreement	Schedule I

delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his/her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs 2(a) and 2(b) above, and his/her obligation to return materials and tangible property, set forth in paragraph 2(b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company’s business.

3.	Developments.

(a) The Employee will make full and prompt disclosure to the Company of all discoveries, inventions, improvements, enhancements, processes, methods, techniques, developments, software, and works of authorship, whether patentable or not, (i) which have been created, made, conceived or reduced to practice by the Employee or under his/her direction or jointly with others prior to the date hereof and which relate directly or indirectly to the business of the Company or (ii) which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”).

(b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 3(b) shall not apply to Developments described in clause 3(a) (ii) above which do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Development is created, made, conceived or reduced to practice and which are made and conceived by the Employee not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 3(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

(c) The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be

Stock Option Award Agreement	Schedule I

entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

4.	Other Agreements.

The Employee represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. The Employee further represents that his/her performance of all the terms of this Agreement and the performance of his/her duties as an employee of the Company do not and will not conflict with or breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any nondisclosure or non-competition agreement), and that the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

5.	United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

6.	Miscellaneous.

(a) Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Agreement and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

(b) Obligations to Third Parties. The Employee acknowledges and represents that this agreement and the Employee’s employment with the Company will not violate any continuing obligation the Employee has to any former employer or other third party.

(c) Disclosure of this Agreement. The Employee hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of the

Stock Option Award Agreement	Schedule I

Employee’s future employers or prospective business associates, of the terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder.

(d) Not Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue his/her employment for any period of time and does not change the at-will nature of his/her employment.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him or her. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(f) Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(g) Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

(i) Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(j) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

Stock Option Award Agreement	Schedule I

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date (InVivo):	By:
Name:
Title:

EMPLOYEE:

Date (Employee):	By:
Print Name:
Title:

Stock Option Award Agreement	Schedule I